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                                 EXHIBIT 23.3

                         CONSENT OF ERNST & YOUNG LLP,
                FORMER INDEPENDENT AUDITORS FOR THE REGISTRANT
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                                 EXHIBIT 23.3



                        CONSENT OF INDEPENDENT AUDITORS
                        -------------------------------


We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-4) and related Prospectus of ValliCorp Holdings, Inc. for the registration of 926,768 shares of its common stock and to the incorporation by reference therein of our report dated January 18, 1994 with respect to the consolidated financial statements of ValliCorp Holdings, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 1995 filed with the Securities and Exchange Commission.



                                                  /s/ Ernst & Young LLP

Los Angeles, California
June 17, 1996